UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 31, 2012

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS (Address of principal executive offices)		75662 (Zip code)

Registrant’s telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

                On July 31, 2012, Martin Midstream Partners L.P. (the “Partnership”) completed the previously announced sale of its East Texas and Northwest Louisiana natural gas gathering and processing assets owned by Prism Gas Systems I, L.P., a wholly-owned subsidiary of the Partnership, and certain other natural gas gathering and processing assets also owned by the Partnership, to CenterPoint Energy Field Services, LLC, an indirect, wholly-owned subsidiary of CenterPoint Energy Inc.  In consideration of the sale of these assets, the Partnership received net cash proceeds of $273.3 million subject to certain purchase price adjustments.  For reporting purposes, the results of operations of these assets, which are included in the Partnership’s natural gas services segment, are included as income from discontinued operations in the Partnership’s second quarter 2012 results.

Pro forma financial information with respect to the sale of assets is provided as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

  (b)  Pro Forma Financial Information.

  Unaudited Pro Forma Condensed Consolidated Financial Information.  See Exhibit 99.1.

      (d)  Exhibits

      In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit
Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information..

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date August 3, 2012	By: /s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

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